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                                                                    Exhibit 1(c)

                             ARTICLES SUPPLEMENTARY
           INCREASING THE AUTHORIZED CAPITAL STOCK OF THE CORPORATION

     Merrill Lynch Index Funds, Inc. (hereinafter called the "Corporation"), a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

1. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue One Billion (1,000,000,000) shares of capital stock, as follows:

         Series and Classes                          Number of Authorized Shares

Merrill Lynch Aggregate Bond Index Fund
         Class A Common Stock                        125,000,000
         Class D Common Stock                        125,000,000

Merrill Lynch International Index Fund
         Class A Common Stock                        125,000,000
         Class D Common Stock                        125,000,000

Merrill Lynch S&P 500 Index Fund
         Class A Common Stock                        125,000,000
         Class D Common Stock                        125,000,000

Merrill Lynch Small Cap Index Fund
         Class A Common Stock                        125,000,000
         Class D Common Stock                        125,000,000

                                            Total: 1,000,000,000

     All shares of all classes of the Corporation's capital stock have a par value of One Hundredth of One Cent ($.0001) per share, and an aggregate par value of One Hundred Thousand Dollars ($100,000).

2.   The Board of Directors of the Corporation, acting in accordance with
     Section 2-105(c) of the Maryland General Corporation law and the Corporation's Articles of Incorporation, hereby increases the total number of authorized shares of Common Stock of the Corporation by Two Hundred Fifty Million (250,000,000).

3. After this increase in the number or authorized shares, the Corporation will have the authority to issue One Billion Two Hundred Fifty Million (1,250,000,000) shares of capital stock as follows:

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Merrill Lynch Aggregate Bond Index Fund
         Class A Common Stock                        125,000,000
         Class D Common Stock                        125,000,000

Merrill Lynch International Index Fund
         Class A Common Stock                        125,000,000
         Class D Common Stock                        125,000,000

Merrill Lynch S&P 500 Index Fund
         Class A Common Stock                        250,000,000
         Class D Common Stock                        250,000,000

Merrill Lynch Small Cap Index Fund
         Class A Common Stock                        125,000,000
         Class D Common Stock                        125,000,000

                                            Total: 1,250,000,000

     After this increase, all shares of all classes of the Corporation's capital stock will have a par value of One Hundredth of One Cent ($0.0001) per share, and an aggregate par value of One Hundred Twenty Five Thousand Dollars ($125,000).

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     IN WITNESS WEREOF, Merrill Lynch Index Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on April 15, 2003.

                                                Merrill Lynch Index Funds, Inc.


                                           By:   /s/ Terry K. Glenn
                                                ----------------------
                                                Terry K. Glenn
                                                President

ATTEST:



/s/ Brian D. Stewart
--------------------
Brian D. Stewart
Secretary


     The undersigned, President of Merrill Lynch Index Funds, Inc. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


Dated:  April 15, 2003
                                                 /s/ Terry K. Glenn
                                                ----------------------
                                                Terry K. Glenn
                                                President

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